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Exhibit 3.68

CERTIFICATE OF INCORPORATION

OF

V ACQUISITION CORPORATION

        The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST:    The name of the corporation is: V Acquisition Corporation.

        SECOND:    The address of the corporation's registered office in the State of Delaware is: 15 East North Street, Dover, Delaware 19901, and the name of its registered agent at such address is: Incorporating Services, Ltd. in the County of Kent.

        THIRD:    The nature of the business or purposes to be conducted or promoted are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is 5,000 shares of common stock, no par value.

        FIFTH:    The name and mailing address of the incorporator is as follows:

    Vincent S. Capone, Esquire
    Blank Rome Comisky & McCauley LLP
    One Logan Square
    Philadelphia, Pennsylvania 19103-6998

        SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized and empowered to make, alter or repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw made by the board of directors.

        SEVENTH:    The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

        EIGHTH:    The election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

        NINTH:    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director for (i) any breach or the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

        The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is his act and deed and the facts stated herein are true, and accordingly does hereunto act his hand this 20th day of April, 1998.

By:	VINCENT S. CAPONE Vincent S. Capone, Incorporator

CERTIFICATE OF MERGER

OF

VITALINK PHARMACY SERVICES, INC.

INTO

V ACQUISITION CORPORATION

        The undersigned corporation DOES HEREBY CERTIFY:

        FIRST:    That the names and states of incorporation of each of the constituent corporations of the merger as follows:

NAME OF CORPORATION	STATE OF INCORPORATION
Vitalink Pharmacy Services, Inc.	Delaware
V Acquisition Corporation	Delaware

        SECOND:    That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

        THIRD:    That the name of the surviving corporation of the merger is V Acquisition Corporation, a Delaware corporation, which corporation is changing its name pursuant to Article Fourth hereof (hereinafter sometimes referred to as the "Surviving Corporation").

        FOURTH:    That the Certificate of Incorporation of V Acquisition Corporation, a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First of such Certificate of Incorporation is hereby amended to change the name of the Surviving Corporation to "Vitalink Pharmacy Services, Inc."

        FIFTH:    That the executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is 101 East State Street, Kennett Square, Pennsylvania 19348.

        SIXTH:    That a copy of the Agreement and Plan of Merger shall be furnished on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH:    That this Certificate of Merger shall be effective as of the date of its filing.

        IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by a duly authorized officer as of the 28th day August, 1998.

SURVIVING CORPORATION:
V ACQUISITION CORPORATION (TO BE KNOWN AS VITALINK PHARMACY SERVICES, INC.)
Attest:	IRA C. GUBERNICK Ira C. Gubernick, Secretary	By:	GEORGE V. HAGER, JR. George V. Hager, Jr., Senior Vice President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

        Vitalink Pharmacy Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is Incorporating Services, Ltd. and the present registered office of the corporation is in the county of Kent.

        The Board of Directors of Vitalink Pharmacy Services, Inc. adopted the following resolution on the 28th day of September, 1998.

        Resolved, that the registered office of Vitalink Pharmacy Services, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, Vitalink Pharmacy Services, Inc. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 28th day of September, 1998.

IRA C. GUBERNICK Ira C. Gubernick, Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

VITALINK PHARMACY SERVICES, INC.

        Vitalink Pharmacy Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

      RESOLVED, that the Restated Certificate of Incorporation of Vitalink Pharmacy Services, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

      The name of the corporation is NeighborCare Pharmacy Services, Inc. (the "Corporation").

          SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Ira C. Gubernick, its Vice President, Office of the Chairman and Corporate Secretary, this 20th day of November, 1998.

Vitalink Pharmacy Services, Inc.
By:	IRA C. GUBERNICK Vice President, Office of the Chairman and Corporate Secretary

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  Exhibit 3.68
CERTIFICATE OF INCORPORATION OF V ACQUISITION CORPORATION
CERTIFICATE OF MERGER OF VITALINK PHARMACY SERVICES, INC. INTO V ACQUISITION CORPORATION
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF VITALINK PHARMACY SERVICES, INC.